UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2006

CoConnect, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 E. 6400 South, Ste 230, Salt Lake City, Utah 84107

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code (801) 266-5200

Item 5.02

Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

Effective April 24, 2006, the board of directors accepted the resignation of Mr. L. Josh Eikov as the Chief Executive Officer of the Company.  Mr. Robert Thele, our Chairman of the Board, was appointed to fill the position of Chief Executive Officer. Mr. Thele will continue to serve in his existing capacity in addition to his newly appointed position.

Effective April 24, 2006, the board of directors accepted the resignation of Mr. David I. Davis as a Director and as the President of the Company. Mr. W. Richard Ferguson, III, a shareholder of the Company, was appointed to fill the positions vacated by Mr. Davis’ resignation.

Following is a biography of Mr. W. Richard Ferguson, III.

Mr. W. Richard Ferguson, III: President, Director  (44)

Mr. Ferguson’s principal occupation for the past eleven years has involved providing services to public and private companies in the areas of corporate restructuring and reorganizations, mergers and funding as an independent contractor.

Mr. Ferguson is internationally recognized as an expert in the field of direct marketing technology and consumer electronics. He brings an unparalleled level of contacts, suppliers, industry contacts, and management experience.

Formerly Mr. Ferguson was an architect specializing in large commercial, institutional and government projects throughout the Eastern United States with clients ranging from Regional Hospital Authorities, The Department of Defense to United States Postal Service and The University of Tennessee. Mr. Ferguson received a Bachelors of Science Degree in Architecture and Masters Degree in Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2006

CoConnect, Inc.

By: /s/ Richard Ferguson

Richard Ferguson

President

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